Exhibit 5.1
[Letterhead of Vinson & Elkins L.L.P.]
March 15, 2010
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, Texas 77381
Re:	Registration Statement on Form S-3 of Lexicon Pharmaceuticals, Inc.
Ladies and Gentlemen:
     We have acted as counsel to Lexicon Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, with respect to certain legal matters in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company under the Securities Act of an additional $18,500,000 of shares (the “Additional Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Registration Statement incorporates by reference the Registration Statement on Form S-3 (Registration No. 333-161696) (the “Prior Registration Statement”), which was declared effective by the Securities and Exchange Commission (the “Commission”) on September 18, 2009.
     We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Restated Certificate of Incorporation, as amended to the date hereof, and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prior Registration Statement, (iv) resolutions of the board of directors of the Company and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. In addition, we reviewed such questions of law, as we considered appropriate.
     In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine and provided by natural persons with legal capacity and authority execute such documents, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) the Registration Statement will have become effective pursuant to Rule 462(b) promulgated under the Securities Act, (v) a supplement (a “Prospectus Supplement”) to the prospectus contained in the Prior Registration Statement will have been prepared and filed with the Commission describing the Additional Shares offered thereby, (vi) all Additional Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Prior Registration Statement and the applicable Prospectus Supplement, (vii) at the time of any offering or sale of the Additional Shares, that the Company shall have such number of shares of Common Stock authorized or created and available for issuance and (viii) a definitive purchase, underwriting or similar agreement with respect to the Additional Shares offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that with respect to the Additional Shares, when (i) the board of directors of the Company has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters and (ii) certificates representing the Additional Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of the Company, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.
     The foregoing opinion is limited to the laws of the State of New York, the State of Texas, the General Corporation Laws of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.
Very truly yours,
/s/ Vinson & Elkins L.L.P.